Exhibit 4.1

THIRD AMENDMENT TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Third Amendment to Amended and Restated Security Agreement (the "Amendment")is dated as of November 25, 2002 and is by and among Whitehall Retail Finance, formerly known as IBJ Whitehall Business Credit Corporation, as agent for the benefit of the Tranche A Lenders (in such capacity, the "Administrative Agent"), the Tranche A Lenders, Whitehall Retail Finance, formerly known as IBJ Whitehall Business Credit Corporation, as Collateral Agent, and Odd Job Stores, Inc., formerly known as Mazel Stores, Inc., Odd Job Trading Corp., Odd-Job Acquisition Corp., ZS Peddlers Mart, Inc., and
HIA Trading Associates (each a "Borrower" and collectively, the "Borrowers"). The Administrative Agent, the Tranche A Lenders, the Collateral Agent, and the Borrowers are parties to a certain Amended and Restated Loan and Security Agreement dated as of February 11, 2002 (as amended, the "Loan Agreement"). Administrative Agent, Collateral Agent, Majority Tranche A Lenders (as defined in the Agency Agreement), and Borrowers desire to amend the Loan Agreement in accordance with the terms of this Amendment.

    NOW THEREFORE, the Administrative Agent, Collateral Agent, Majority Tranche A Lenders (as defined in the Agency Agreement), and Borrowers agree as follows:

1. Definitions. All capitalized terms used herein and not defined herein shall have the same meaning ascribed to such terms in the Loan Agreement.

2. Amendments.
       a) Minimum Accounts Payable to Inventory Ratio. Paragraph (c) (Minimum Accounts Payable to Inventory Ratio) of Exhibit 5.12 to the Loan Agreement is hereby amended to delete the table therefrom, and to replace it with the following:

                          Period           Required
                      --------------       --------
                      February 2002           35%
                      March 2002              35%
                      April 2002              35%
                      May 2002                35%
                      June 2002               35%
                      July 2002               35%
                      August 2002             35%
                      September 2002          30%
                      October 2002            30%
                      November 2002           30%
                      December 2002           30%
                      January 2003            30%

       b) Deemed Waiver. Exhibit 5.12 to the Loan Agreement is hereby amended to add a new paragraph (d) to the end thereof, as follows:

          "(d)		Deemed Waiver.  Any violation of the (a) the Minimum
Rolling EBITDA covenant; (b) the Maximum Capital Expenditures covenant; or
(c) Minimum Accounts Payable to Inventory Ratio covenant will be deemed waived in the event that the Borrowers do not suffer or permit Availability, at any time tested, to be less than Ten Million Dollars ($10,000,000) for the period of sixty (60) consecutive days subsequent to the date on which the Borrowers violate any such covenant."

3.	Miscellaneous.  This Amendment may be executed in any number of counterparts, all of which constitute one and the same instrument. Except as expressly provided herein, the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their terms. This Amendment embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior proposals, negotiations, agreements and understandings related to such subject matter.

Executed under Massachusetts laws as an instrument under seal as of the date first set forth above.

ODD JOB STORES, INC.                              ODD-JOB ACQUISITION CORP.
(formerly know as Mazel Stores, Inc.)

By:	                                            By:
    ----------------------------                      ------------------------
    Print Name:                                       Print Name:
    -----------------------------                     ------------------------
    Title:                                            Title:
    ----------------------------                      ------------------------


ZS PEDDLER'S MART, INC.                           ODD JOB TRADING CORP.

By:	                                            By:
    ----------------------------                        -----------------------
    Print Name:                                         Print Name:
    -----------------------------                       -----------------------
    Title:                                              Title:
    ----------------------------                        -----------------------


                                                    HIA TRADING ASSOCIATES

                                                    By:
                                                       ------------------------
                                                       Print Name:
                                                       ------------------------
                                                       Title:
                                                       ------------------------








                                                    WHITEHALL RETAIL FINANCE,
						    (formerly known as IBJ
                                                    WHITEHALL BUSINESS CREDIT
                                                    CORPORATION), as
                                                    Administrative Agent,
                                                    Collateral Agent, and
                                                    Tranche A Lender

                                                    By:
                                                        ------------------------
                                                        Print Name:
                                                        ------------------------
                                                        Title:
                                                        ------------------------


CONGRESS FINANCIAL CORPORATION
(NEW YORK)

By:
    ---------------------------
    Print Name:
    ---------------------------
    Title:
    ---------------------------


AMSOUTH BANK

By:
    ---------------------------
    Print Name:
    ---------------------------
    Title:
    ---------------------------